UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2006

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

At June 30, 2006, the carrying value of the goodwill that NetBank, Inc. (the “Company”) assigned to its subsidiary, Meritage Mortgage Corporation (“Meritage”), the entity through which the Company primarily operates its non-conforming mortgage business, was $19.5 million.  In accordance with generally accepted accounting principles (“GAAP”), the Company evaluates the carrying value of goodwill assigned to its subsidiaries on an annual basis and also on an interim basis if events indicate possible impairment.  In accordance with its normal practice, during the third quarter of 2006, the Company conducted its annual impairment testing.  In addition, since the Company has been exploring other opportunities for Meritage, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2006, as part of the impairment testing, the Company also considered the information it had obtained during the course of its consideration of such other opportunities and the likelihood of execution of one or more of such other opportunities.

Based upon the impairment testing, authorized officers of the Company concluded on October 20, 2006 that a material impairment charge with respect to the carrying value of goodwill assigned to Meritage is required under GAAP.  As a result, for the third quarter ending September 30, 2006, the Company expects to record a non-cash impairment charge of approximately $19.5 million (both pre-tax and after tax) for the impairment of goodwill assigned to Meritage.

During the third quarter of 2006, the Company also conducted its annual impairment testing of the goodwill and intangibles assigned to its subsidiary, NetBank Payment Systems, Inc. (“NPS”), the entity through which it primarily operates its transaction processing business.  In addition, the Company began considering strategic opportunities for NPS and it had an independent valuation of NPS conducted in order to assist the Company in evaluating such opportunities.  Based upon the independent valuation, authorized officers of the Company concluded on October 20, 2006 that a material impairment charge with respect to the carrying value of goodwill and intangibles assigned to NPS is required under GAAP.  As a result, for the third quarter ending September 30, 2006, the Company expects to record a non-cash, pre-tax impairment charge of approximately $3.7 million ($2.4 million after-tax) for the impairment of goodwill and intangibles assigned to NPS.  At June 30, 2006, the carrying value of goodwill and intangibles assigned to NPS was $32.8 million.

Neither of the impairment charges is expected to result in any future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: October 26, 2006
	By:	/s/ James P. Gross
James P. Gross
Chief Finance Executive